Exhibit 10.3(a)

October 8, 2010

Mr. Gregory D. Tse

Member of the Board

First China Pharmaceutical Group, Inc.

I, Mr. Zhen Jiang Wang hereby amend the Bonus Payment Agreement that I entered into with First China Pharmaceutical Group, Inc. on October 7, 2010 to reflect the following:

1.
In order to ensure that the company has sufficient working capital to execute its business plan, I hereby waive my right to receive any bonus payments as provided in the Bonus Payment Agreement dated October 7, 2010, for the Fiscal Year of First China Pharmaceutical Group, Inc. ending March 31, 2011.

2.
No amounts due for the Fiscal Year of First China Pharmaceutical Group, Inc. ending March 31, 2011 will be carried forward.  I absolve all interests in any payments due to me for the Fiscal Year of First China Pharmaceutical Group, Inc. ending March 31, 2011.

3.
By May 30, 2011, I will inform the Board of First China Pharmaceutical Group, Inc. of my intentions of bonus payments due to me, as provided in the Bonus Payment Agreement dated October 7, 2010, for all or part of the Fiscal Year of First China Pharmaceutical Group, Inc. ending March 31, 2012.

/s/ Zhen Jiang Wang
Mr. Zhen Jiang Wang

/s/ Gregory D. Tse
Witness